As filed with the Securities and Exchange Commission on March 20, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	36-0698440 (I.R.S. Employer Identification No.)

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois
60064-6400
(847) 937-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laura J. Schumacher
Executive Vice President, General Counsel and Secretary

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400
(847) 937-8905
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elizabeth C. Kitslaar, Esq.

Edward B. Winslow, Esq.

Jones Day

77 West Wacker

Chicago, Illinois 60601

(312) 782-3939

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the early effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, Without Par Value	848,031	$71.60	$60,719,019.60	$3,388.12

(1)      Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this registration statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)      Based on the weighted average exercise price of outstanding employee stock options awarded pursuant to the plans to which this registration statement relates. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act.

PROSPECTUS

Abbott Laboratories

848,031 Common Shares

On February 26, 2009, Rainforest Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Abbott Laboratories, an Illinois corporation (“Abbott”), merged with and into (the “Merger”) Advanced Medical Optics, Inc., a Delaware corporation (“AMO”).  Abbott is registering on this Form S-3 a total of up to 848,031 of its common shares, without par value, that are issuable to certain persons who were employees or directors of AMO prior to the effective time of the Merger, but who were not employees or directors of AMO after the effective time of the Merger and were holders of options to purchase shares of AMO common stock (“AMO Options”) pursuant to certain AMO stock option plans that were converted into options to purchase Abbott common shares (“Abbott Options”) after the effective time of the Merger.

If all such former employees and directors purchase the Abbott shares issuable under the Abbott Options, Abbott will receive aggregate proceeds of approximately $60,719,020.  Any proceeds received by Abbott from the exercise of the Abbott Options will be used for general corporate purposes.

Abbott’s common shares are traded on the New York Stock Exchange under the symbol “ABT.”  The principal market for Abbott’s common shares is the New York Stock Exchange.  Shares are also listed on the Chicago Stock Exchange and traded on various regional and electronic exchanges.  Outside of the United States, Abbott’s shares are listed on the London Stock Exchange and the Swiss Stock Exchange.

Investing in Abbott’s common shares involves a number of risks.  You should carefully read and consider the risk factors included in Abbott’s periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that Abbott files with the Securities and Exchange Commission (“SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated March 20, 2009

You should rely only on the information contained in this prospectus and the documents incorporated herein by reference.  Abbott has not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Abbott is not making an offer of these securities in any state or other jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus.  Abbott’s business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Abbott filed with the SEC using a “shelf” registration process.  This prospectus relates to Abbott’s common shares issuable upon the exercise of options to purchase Abbott common shares, which options were converted from options assumed by Abbott in connection with the Merger.  You should rely only on the information Abbott has provided or incorporated by reference in this prospectus.  Abbott has not authorized anyone to provide you with information different from that contained in this prospectus.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus.  You must not rely on any unauthorized information or representation.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  You should assume that the information in this prospectus is accurate only as of the date on the front of the prospectus and that any information that is incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

As used in this prospectus, “Abbott” refers to Abbott Laboratories, an Illinois corporation, or Abbott Laboratories and its consolidated subsidiaries, as the context requires.

ABBOTT LABORATORIES

Abbott is an Illinois corporation, incorporated in 1900.  Abbott’s principal business is the discovery, development, manufacture, and sale of a broad line of health care products.  Abbott’s products are generally sold directly to retailers, wholesalers, hospitals, health care facilities, laboratories, physicians’ offices and government agencies throughout the world.

Abbott’s reportable segments are as follows:

Pharmaceutical Products—Worldwide sales of a broad line of pharmaceuticals.  For segment reporting purposes, two pharmaceutical divisions are aggregated and reported as the Pharmaceutical Products segment.

Nutritional Products—Worldwide sales of a broad line of adult and pediatric nutritional products.

Diagnostic Products—Worldwide sales of diagnostic systems and tests for blood banks, hospitals, commercial laboratories and alternate-care testing sites.  For segment reporting purposes, three diagnostic divisions are aggregated and reported as the Diagnostic Products segment.

Vascular Products—Worldwide sales of coronary, endovascular and vessel closure products.

On February 26, 2009, Abbott completed the acquisition of Advanced Medical Optics, Inc. (“AMO”) through the Merger.  AMO is a global leader in the development, manufacture and marketing of medical devices for the eye. AMO has three major product lines: cataract/implant, laser vision correction, and eye care.

Abbott’s principal executive offices are located at 100 Abbott Park Road, Abbott Park, Illinois 60064-6400. Abbott’s telephone number is (847) 937-6100 and its Web site address is www.abbott.com.  However, the information on Abbott’s Web site is not a part of this prospectus.  The information contained in, or that can be accessed through, Abbott’s Web site is not a part of this prospectus.

RISK FACTORS

Abbott’s business is subject to uncertainties and risks.  You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from Abbott’s most recent annual report on Form 10-K under the caption “Item 1A — Risk Factors,” and

Abbott’s subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K and the other information contained in this prospectus, as updated by Abbott’s subsequent filings under the Securities Exchange Act of 1934 (the “Exchange Act”) which are incorporated by reference into this document.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus, contain both historical and forward-looking statements.  Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Abbott cautions investors that any forward-looking statements or projections made by Abbott, including those made in this document, are subject to risks and uncertainties that may cause actual results to differ materially from those projected.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” variations of these words and similar expressions are intended to identify these forward-looking statements. Certain factors, including but not limited to those discussed in Abbott’s most recent annual report on Form 10-K under the caption “Item 1A — Risk Factors,” may cause actual results to differ materially from current expectations, estimates, projections, forecasts and from past results.  No assurance can be made that any expectation, estimate or projection contained in a forward-looking statement will be achieved or will not be affected by the factors cited above or other future events. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

DESCRIPTION OF THE PLANS

This prospectus relates to common shares, without par value, of Abbott that may be acquired upon the exercise of Abbott Options pursuant to: (i) the Amended and Restated Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan, as amended; (ii) AMO’s 2004 Stock Incentive Plan, as amended and restated; (iii) the Advanced Medical Optics, Inc. 2005 Incentive Compensation Plan; (iv) the VISX, Incorporated 1995 Director Option and Stock Deferral Plan, as amended and restated; (v) the VISX, Incorporated 1995 Stock Plan, as amended; (vi) the VISX, Incorporated 2000 Stock Plan; and (vii) the VISX, Incorporated 2001 Nonstatutory Stock Option Plan (each, a “Plan” and, collectively, the “Plans”).  A description of the material terms of the Plans is included below.

The following description is only a summary of the principal provisions of the Plans and is qualified in its entirety by the terms of each of the Plans.  If the information in this “Description of the Plans” differs from the information in any Plan, you should rely on the information in such Plan.  See “Where You Can Find Additional Information” on how you may obtain a copy of the complete text of the Plans and additional information upon request from Abbott.  The Plans are not qualified under Section 401(a) of the Internal Revenue Code (the “Code”) nor are they subject to the Employee Retirement Income Security Act (“ERISA”).

Administration

The Board of Directors of Abbott (the “Board”), the Compensation Committee of the Board (the “Compensation Committee”) or any other committee duly appointed by the Board, administers the Plans (the “Administrator”).  In addition, the Administrator is authorized to interpret the Plans, to establish, amend and rescind any rules and regulations relating to the Plans, to determine the terms and provisions of any agreements entered into under the Plans, and to make all other determinations necessary or advisable to administer the Plans.  The determinations of the Administrator in the administration of the Plans are final and conclusive.

Eligibility

Generally, employees, directors, and/or consultants of AMO and its subsidiaries prior to February 26, 2009, were eligible to receive awards under the Plans.

Awards under the Plans

As assumed, the Plans provide that the Administrator may grant stock options to certain eligible employees.  The type, terms and conditions of each award are set forth in a separate agreement with the person receiving the award (the “Optionee Agreement”).  Abbott does not intend to make any additional grants under any of the Plans.

Incentive Stock Options, or “ISOs,” provide for the right to purchase Abbott common shares at a specified price and become exercisable when they vest according to the vesting schedules contained in each Optionee Agreement, subject to the satisfaction of individual or company performance criteria or subject to other conditions, in each case as established by the Administrator.  All ISOs must be granted within ten years of the effective date of each Plan.  ISOs are designed to comply with the applicable provisions of the Code, and are subject to certain restrictions contained in the Code.

Nonqualified Stock Options, or “NQSOs,” provide for the right to purchase common shares at a price equal to the fair market value of a common share on the date of the grant.

No ISO or NQSO is exercisable at any time after the expiration of ten years from the grant date.  Furthermore, and as described more fully in the Plans, no ISO or NQSO will be exercisable after the earlier of (i) the expiration of twelve calendar months from the date of termination of the optionee by reason of death or total disability or (ii) the expiration of three calendar months from the date of termination of the optionee for any reason other than death or disability.

For the purposes of the Plans, as long as Abbott common shares are traded on any established stock exchange or a national market system, the fair market value of an Abbott’s common share as of a given date will be the closing price of a share of Abbott’s common shares on the trading day next preceding such date on which a trade occurred.  If Abbott’s common shares are not publicly traded on any established stock exchange or a national market system, the fair market value of Abbott common shares will be established by the Administrator acting in good faith.

The methods by which the exercise price of an ISO or NQSO may be paid are generally expected to be (i) cash, (ii) personal check, (iii) cashier’s check, (iv) money market draft on the optionee’s own account payable to the order of Abbott, (v) in the discretion of the Administrator, delivery of common shares held for at least six months and having a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof, (vi) in the discretion of the Administrator, a full recourse loan from Abbott, (vii) in the discretion of the Administrator, a broker assisted cashless exercise or (viii) in the discretion of the Administrator, any combination of these methods.

Non-transferability

In general, no awards granted under the Plans are assignable or transferable except by will or the laws of descent and distribution, or as the Administrator may otherwise specify to certain permitted transferees.

Grant or Award Agreement

Each Optionee Agreement states the terms and conditions, as determined by the Administrator, which apply to each grant or award under the Plans, in addition to the terms and conditions specified in each Plan.

Adjustments

If there is any dividend or other distribution, recapitalization, reclassification, stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of Abbott’s assets, or other similar corporate event affecting Abbott’s common shares, the Administrator will appropriately adjust the aggregate number of common shares subject to the Plans, the maximum annual award limits, the number of common shares subject to outstanding options, and the price per share of outstanding options.

Amendment/Termination

The Administrator may make such modifications to the terms and conditions of an Optionee Agreement under the Plan as it deems advisable; provided, however, that no amendment, suspension or termination of the Plans will, without consent of the persons holding awards, alter or impair any rights or obligations under any award theretofore granted pursuant to the Plans.

Federal Income Tax Consequences

Abbott describes the United States federal tax consequences of participating in the Plans below.  This description is based upon an analysis of the present provisions of the Code and the regulations promulgated under the Code, all of which may change.  Foreign, state and local taxes may also apply to a participant in the jurisdiction in which he or she works and/or resides, but Abbott does not discuss such tax consequences in this prospectus.  The following discussion is only a summary.  You should consult your personal tax advisor regarding the foreign, federal, state and local tax consequences to you of participating in any of the Plans.

Nonqualified Stock Options

For federal income tax purposes, if an optionee is granted NQSOs under the Plans, the optionee will not have taxable income on the grant of the option, nor will Abbott be entitled to any deduction.  Generally, on exercise of NQSOs the optionee will recognize ordinary income, and Abbott will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a share of Abbott’s common shares on the date each such option is exercised.  The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the Abbott common shares on the date the optionee exercises such option.  Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options

There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised.  However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax.  Gain realized by the optionee on the sale of shares acquired upon exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to Abbott, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee.  If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and Abbott will be entitled to a deduction to the extent the optionee must recognize ordinary income.  If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes.  Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

With some exceptions, an ISO will not be treated as an ISO if it is exercised more than 90 days following termination of employment.  If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as an NQSO.

Withholding Taxes

Abbott will withhold applicable taxes with respect to ordinary income realized upon the exercise of nonqualified stock options.  Generally, Abbott expects to satisfy withholding obligations by retaining the number of common shares whose fair market value equals the amount required to be withheld.

Effect Upon Abbott

Abbott will generally be entitled to a tax deduction equal to amounts included in ordinary income by a participant at the time of this inclusion.

Restrictions on Resale of Shares by Affiliates

All common shares acquired by “affiliates” pursuant to a registration statement under the Securities Act, including common shares acquired pursuant to the Plans, will be considered “control securities.” Therefore, the affiliate may sell these shares only under an effective registration statement or an exemption from registration.  “Affiliates” of Abbott cannot use this prospectus for reoffers or resales of Abbott common shares acquired pursuant to the Plans.  For these purposes, an “affiliate” of Abbott means any person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Abbott.  To avoid potential infringement of the requirements of the Securities Act, each executive officer of Abbott should assume that he or she will be considered an affiliate of Abbott.  Rule 144 under the Securities Act provides the exemption from registration most frequently relied upon for resale of control securities.  The rule requires sales to be effected in “broker’s transactions,” as defined in the rule, and a written notice of each sale must be filed with the SEC at the time of the sale.  The rule also limits the number of shares which may be sold in any three-month period to the greater of (a) 1% of the outstanding common shares or (b) the average weekly reported volume of trading in the shares on all securities exchanges during the four calendar weeks preceding the filing of the required sale notice with the SEC.  The holding period under Rule 144 applicable to restricted securities is not applicable to a resale of shares acquired under the Plans to the extent such shares are registered under the Securities Act.

Shares Covered by the Plans

A total of approximately 848,031 common shares underlying the Abbott Options are issuable to former employees and directors of AMO pursuant to the Plans that Abbott assumed in connection with the Merger.

USE OF PROCEEDS

The weighted average exercise price of options to acquire common stock granted to former employees and directors of AMO is $71.60 per common share. If all of these options are exercised in full and the exercise price is paid in cash, Abbott will issue approximately 848,031 common shares for total cash proceeds of approximately $60,719,020. Abbott currently intends to use the net proceeds from any exercises of these options for general corporate purposes.

DESCRIPTION OF COMMON SHARES

General

The following is a description of the principal terms of Abbott’s common shares.  The following description is not meant to be complete and is qualified by reference to Abbott’s Restated Articles of Incorporation and By-Laws and the Illinois Business Corporation Act.  Copies of Abbott’s Restated Articles of Incorporation and By-Laws are incorporated by reference herein.  For more information on how you can obtain copies of these documents, see the section entitled “Where You Can Find Additional Information” on page 7.  You are urged to read Abbott’s Restated Articles of Incorporation and By-Laws in their entirety.

Authorized and Outstanding

As of January 31, 2009, Abbott had 2,400,000,000 authorized common shares, of which 1,545,382,675 were outstanding, and 1,000,000 authorized preferred shares, of which none were outstanding. The Board determines the terms and the manner in which the preferred shares may be issued.

Listing

Abbott’s common shares are traded on the New York Stock Exchange under the symbol “ABT.”  The principal market for Abbott’s common shares is the New York Stock Exchange.  Shares are also listed on the Chicago Stock Exchange and traded on various regional and electronic exchanges.  Outside of the United States, Abbott’s shares are listed on the London Stock Exchange and the Swiss Stock Exchange. The ticker symbol for Abbott’s common shares is “ABT.”

Dividends

The Board may authorize, and Abbott may make, distributions to its common shareholders, subject to any restriction in Abbott’s Restated Articles of Incorporation and to those limitations prescribed by law.

Fully Paid

All of Abbott’s outstanding common shares are fully paid and non-assessable. Any additional common shares that Abbott issues will be fully paid and non-assessable.

Voting Rights

Each of Abbott’s outstanding common shares is entitled to one vote in each matter submitted to a vote at a meeting of shareholders. In addition, in all elections for directors, every shareholder has the right to vote the number of shares owned by it for as many persons as there are directors to be elected, or to cumulate its votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of shares or to distribute its cumulative votes in any proportion among any number of candidates. Abbott’s shareholders may vote either in person or by proxy.

Shareholder Action by Written Consent; Meetings

Under Illinois corporate law, any action required to be taken by Abbott’s shareholders may be taken without a meeting and without a vote if a consent in writing is signed by holders of shares having at least the number of votes necessary at a shareholder meeting.

Abbott’s By-Laws provide that special meetings of the shareholders of the corporation may be called only by:

•	the Board;

•	the Chairman of the Board;

•	the chief executive officer;

•	any president; or

•	the holders of not less than one-fifth of all outstanding shares entitled to vote on the matter for which the meeting is called.

Transfer Agent and Registrar

Computershare Trust Co. NA is Abbott’s transfer agent and registrar. Computershare Trust Co. NA is located in Providence, Rhode Island.

PLAN OF DISTRIBUTION

Abbott intends to issue common shares pursuant to this prospectus in connection with the exercise of the Abbott Options, which shares will be listed on the New York Stock Exchange.  Shares are also listed on the Chicago Stock Exchange and traded on various regional and electronic exchanges.  Outside of the United States, Abbott’s shares are listed on the London Stock Exchange and the Swiss Stock Exchange.  Abbott will be responsible for the expenses of any such issuance, other than the exercise price of the Abbott Options.  No commissions, discounts, concessions or other compensation will be paid to any underwriter or broker-dealer in connection with such issuance.

The decision to exercise the Abbott Options to purchase common shares must be made pursuant to each investor’s evaluation of his or her best interests.  The Board does not make any recommendation to prospective investors regarding whether they should exercise their Abbott Options.  The common shares obtained upon the exercise of

Abbott Options may be sold from time to time on the New York Stock Exchange, at prices then prevailing, in negotiated transactions or otherwise.

LEGAL MATTERS

Jones Day will pass upon the validity of the issuance of the securities offered by this prospectus for Abbott.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this registration statement by reference from Abbott’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Abbott’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of new accounting standards in 2007 and 2006), which are incorporated herein by reference.  Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements and the related financial statement schedule of TAP Pharmaceutical Products Inc. incorporated in this registration statement by reference from Abbott’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Abbott files annual, quarterly, and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information Abbott files at the SEC’s public reference room at Room MS 0102, 100 F Street, N.E., Washington D.C. 20549-2521.  You may request copies of these documents, upon paying a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Abbott’s SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.  Abbott’s common shares are listed on the New York Stock Exchange and the Chicago Stock Exchange, and information about Abbott also is available there.  In the United States, Abbott’s shares are also traded on various regional and electronic exchanges.  Outside the United States, Abbott’s shares are listed on the London Stock Exchange and the Swiss Stock Exchange.

This prospectus is part of a registration statement that Abbott filed with the SEC. The SEC allows Abbott to “incorporate by reference” the information Abbott files with the SEC. This means that Abbott can disclose important information to you by referring you to other documents that Abbott identifies as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Abbott incorporates by reference the document listed below:

•                                          Abbott’s Annual Report on Form 10-K for the year ended December 31, 2008;

•                                          All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 2008; and

•                                          The description of Abbott’s common shares, without par value, contained in its Registration Statement on Form 8-A filed with the SEC on November 15, 1999 (File No. 001-02189), as amended by its Registration Statement on Form 8-A/A Amendment No. 1 filed with the SEC on January 10, 2007 (File No. 001-02189).

Abbott also incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of this registration statement and before Abbott has terminated the offering. Abbott’s subsequent filings with the SEC will automatically update and supersede information in this prospectus.

You may obtain a copy of these filings at no cost by writing to or telephoning Abbott at the following address and telephone number:

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6020
Attention: Laura J. Schumacher
Executive Vice President, General Counsel
and Secretary
Phone: (847) 937-8905

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. Abbott has not authorized anyone else to provide you with different information. This prospectus is an offer to sell or buy only the securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current and accurate only as of the date of this prospectus.

ABBOTT LABORATORIES

COMMON SHARES

PROSPECTUS

MARCH 20, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following statement sets forth the approximate expenses of Abbott in connection with the offering described in this Registration Statement (all of which will be borne by Abbott).  All amounts shown are estimated.

SEC registration fee	$3,388
Printing expenses	1,500
Legal fees and expenses	25,000
Audit fees and expenses	12,500

Total	$43,338

Item 15.  Indemnification of Officers and Directors

Restated Article R-VI of Abbott’s Restated Articles of Incorporation provides that Abbott shall, in the case of persons who are or were directors or officers of Abbott, and may, as to other persons, indemnify to the fullest extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Abbott, or is or was serving at the request of Abbott as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The provisions of Article R-VI are applicable to all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. Article R-VI also provides that Abbott shall, in the case of persons who are or were directors or officers of the corporation, and may as to such other persons, advance expenses (including attorney’s fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, to the fullest extent permitted by law.

Section 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys’ fees), judgments, fines and settlement payments incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys’ fees) incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation.

The indemnification provided for by the Illinois Business Corporation Act is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against liabilities for which indemnification is not expressly provided by the Illinois Business Corporation Act. Abbott’s directors and officers are insured under a directors and officers liability insurance policy maintained by Abbott.

Item 16.  Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Abbott pursuant to Section 13 and Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                                   Each prospectus filed by Abbott pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)                                  That, for the purpose of determining liability of Abbott under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                             The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                            Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)                                  That, for purposes of determining any liability under the Securities Act each filing of Abbott’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Abbott pursuant to the foregoing provisions, or otherwise, Abbott has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Abbott of expenses incurred or paid by a director, officer or controlling person of Abbott in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Abbott will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Lake, State of Illinois, on March 20, 2009.

ABBOTT LABORATORIES

/s/ MILES D. WHITE
Miles D. White
Chairman of the Board and
Chief Executive Officer

Each person whose signature appears below on this registration statement hereby constitutes and appoints Laura J. Schumacher and Thomas C. Freyman and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the Registrant’s Form S-3 registration statement and any Registration Statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MILES D. WHITE	Chairman of the Board,	March 20, 2009
Miles D. White	Chief Executive Officer, and Director

/s/ THOMAS C. FREYMAN	Executive Vice President,	March 20, 2009
Thomas C. Freyman	Finance and Chief Financial Officer (principal financial officer)

/s/ GREG W. LINDER	Vice President and	March 20, 2009
Greg W. Linder	Controller (principal accounting officer)

/s/ ROBERT J. ALPERN	Director	March 20, 2009
Robert J. Alpern

/s/ ROXANNE S. AUSTIN	Director	March 20, 2009
Roxanne S. Austin

/s/ WILLIAM M. DALEY	Director	March 20, 2009
William M. Daley

/s/ W. JAMES FARRELL	Director	March 20, 2009
W. James Farrell

/s/ H. LAURANCE FULLER	Director	March 20, 2009
H. Laurance Fuller

Signature	Title	Date

/s/ WILLIAM A. OSBORN	Director	March 20, 2009
William A. Osborn

/s/ DAVID A. L. OWEN	Director	March 20, 2009
David A. L. Owen

/s/ BOONE POWELL JR.	Director	March 20, 2009
Boone Powell Jr.

/s/ W. ANN REYNOLDS	Director	March 20, 2009
W. Ann Reynolds

/s/ ROY S. ROBERTS	Director	March 20, 2009
Roy S. Roberts

/s/ SAMUEL C. SCOTT III	Director	March 20, 2009
Samuel C. Scott III

/s/ WILLIAM D. SMITHBURG	Director	March 20, 2009
William D. Smithburg

/s/ GLENN F. TILTON	Director	March 20, 2009
Glenn F. Tilton

EXHIBIT INDEX

Exhibit No.	Description

4.1

Restated Articles of Incorporation of Abbott Laboratories (filed as Exhibit 3.1 to the Registrant’s Quarterly Report for the quarter ended March 31, 1998 on Form 10-Q filed on May 14, 1998 and incorporated herein by reference).

4.2

By-Laws of Abbott Laboratories (as amended and restated, effective February 20, 2009) (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on February 23, 2009 and incorporated herein by reference).

4.3

Amended and Restated Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan, as amended (filed as Exhibit 4.3 to the Abbott Laboratories’ Form S-8 filed on March 20, 2009 and incorporated herein by reference).

4.4

First Amendment to Amended and Restated Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan (filed as Exhibit 4.4 to the Abbott Laboratories’ Form S-8 filed on March 20, 2009 and incorporated herein by reference).

4.5	2004 Stock Incentive Plan, as amended and restated (filed as Exhibit 4.5 to the Abbott Laboratories’ Form S-8 filed on March 20, 2009 and incorporated herein by reference).

4.6	Advanced Medical Optics, Inc. 2005 Incentive Compensation Plan (filed as Exhibit 4.6 to the Abbott Laboratories’ Form S-8 filed on March 20, 2009 and incorporated herein by reference).

4.7	VISX, Incorporated 2001 Nonstatutory Stock Option Plan (filed as Exhibit 4.7 to the Abbott Laboratories’ Form S-8 filed on March 20, 2009 and incorporated herein by reference).

4.8	VISX, Incorporated 2000 Stock Plan (filed as Exhibit 4.8 to the Abbott Laboratories’ Form S-8 filed on March 20, 2009 and incorporated herein by reference).

4.9

VISX, Incorporated 1995 Director Option and Stock Deferral Plan, as amended and restated (filed as Exhibit 4.9 to the Abbott Laboratories’ Form S-8 filed on March 20, 2009 and incorporated herein by reference).

4.10	VISX, Incorporated 1995 Stock plan, as amended (filed as Exhibit 4.10 to the Abbott Laboratories’ Form S-8 filed on March 20, 2009 and incorporated herein by reference).

5.1	Opinion of Jones Day regarding legality of securities.

23.1	Consent of Jones Day is included in the opinion filed as Exhibit 5 hereto.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney is included in the signature page.